Exhibit 10.23

[Execution Copy]

GUARANTOR SECURITY AGREEMENT

THIS GUARANTOR SECURITY AGREEMENT (this “Agreement”), dated as of March 31, 2006, is made between each Subsidiary named in the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”) and DURUS LIFE SCIENCES MASTER FUND LTD., a Cayman Islands Exempted Company (the “Secured Party”).

Aksys, Ltd., a Delaware corporation (the “Borrower”), as borrower, and the Secured Party are parties to a Bridge Loan Agreement dated as of even date herewith (as amended, amended and restated, modified, renewed or extended from time to time, the “Loan Agreement”). To guarantee the indebtedness and the other obligations of the Borrower under the Loan Agreement, each Grantor has made a Guaranty dated as of the date hereof (as amended, modified, renewed or extended from time to time, the “Guaranty”) in favor of the Secured Party.

Debtor and Secured Party hereby agree as follows:

Section 1.   Definitions; Interpretation.

(a)           All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b)           As used in this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Event of Default” has the meaning set forth in Section 8.

“Guarantor Documents” means the Guaranty and all other certificates, documents, agreements and instruments delivered to Lender under or in connection with the Guaranty and the Loan Documents.

“Loan Agreement” has the meaning set forth in the recital.

“Obligations” means as to any Grantor the Guarantied Obligations of such Grantor as defined in the Guaranty and the indebtedness, liabilities and other obligations of such Grantor to the Secured Party under this Agreement and any other Guarantor Document, whether now existing or arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against Borrower or any Guarantor of any Insolvency Proceeding naming such Person as the debtor in such proceeding.

“Partnership and LLC Collateral” has the meaning set forth in Section 5(r).

“Pledged Collateral” means any Grantor’s (i) investment property and (ii) Partnership and LLC Collateral, including any ownership interests in any Subsidiaries of such Grantor.

“Pledged Collateral Agreements” means any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding with respect to any Pledged Collateral.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

(c)           Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d)           The rules of interpretation set forth in Section 1.02 of the Loan Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

Section 2.   Security Interest.

(a)           As security for the payment and performance of the Obligations, each Grantor hereby grants to Secured Party a security interest in all of such Grantor’s right, title and interest in, to and under the following assets, wherever located and whether now existing or owned or hereafter acquired or arising: all goods, accounts, chattel paper (whether tangible or electronic), software, commercial tort claims, deposit accounts, documents, equipment (including all fixtures), general intangibles (including intellectual property), payment intangibles, instruments, inventory, investment property, letter-of-credit rights, money, records and all other personal property and all products, proceeds and supporting obligations of any and all of the foregoing (collectively, the “Collateral”). Notwithstanding the foregoing, “Collateral” shall not include any rights or interests in any lease, license, contract, or agreement, as such, if under the terms of such lease, license, contract, or agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Secured Party is prohibited and such prohibition has not been or is not waived or the consent of the other party to such lease, license, contract, or agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived; provided, that the foregoing exclusion shall in no way be (i) construed to apply if any such prohibition would be rendered ineffective under the UCC or other applicable law (including the Bankruptcy Code) or principles of equity, (ii) construed so as to limit, impair or otherwise affect Secured Party’s unconditional continuing security interests in and liens upon any rights or interests of each Grantor in or to the proceeds thereof, including monies due or to become due under any such lease, license, contract, or agreement (including any accounts), or (iii) construed to apply at such time as the condition causing such prohibition shall be remedied and, to the extent severable, “Collateral” shall include any portion of such lease, license, contract, or agreement that does not result in such prohibition; and provided, further, that each Grantor shall use commercially reasonable efforts to obtain consent with respect to leases, licenses, contracts and agreements that are material to such Grantor’s business pursuant to commercially reasonable terms for the grant of a security interest or lien over such leases, licenses, contracts or agreements.

(b)           Anything herein to the contrary notwithstanding, (i) each Grantor shall remain liable under any Pledged Collateral Agreements and any other contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Secured Party of any of the rights hereunder shall not release such Grantor from any of its duties or obligations under any Pledged Collateral Agreements or other such contracts, agreements and other documents, and (iii) Secured Party shall not have any obligation or liability under any Pledged Collateral Agreements or other such contracts, agreements and other documents by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of such Grantor thereunder or to take any action to collect or enforce any Pledged Collateral Agreements or other such contract, agreement or other document.

(c)           This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 19 hereof.

(d)           Anything herein to the contrary notwithstanding, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any Grantor’s right, title or interest in any of the outstanding voting capital stock or other ownership interests of a Controlled Foreign Corporation (as defined below) in excess of 65% of the voting power of all classes of capital stock or other ownership interests of such Controlled Foreign Corporation entitled to vote; provided that (i) immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock or other ownership interests in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and each such Grantor shall be deemed to have granted a security interest in, such greater percentage of capital stock or other ownership interests of each Controlled Foreign Corporation; and (ii) if no adverse tax consequences to the Grantor shall arise or exist in connection with the pledge of any Controlled Foreign Corporation, the Collateral shall include, and each Grantor shall be deemed to have granted a security interest in, such Controlled Foreign Corporation. As used herein, “Controlled Foreign Corporation” shall mean a “controlled foreign corporation” as defined in the Internal Revenue Code.

Section 3.   Financing Statements and Other Action.

(a)           Each Grantor hereby authorizes Secured Party to file at any time and from time to time any financing statements describing the Collateral, and each Grantor shall execute and deliver to Secured Party, and such Grantor hereby authorizes Secured Party to file (with or without such Grantor’s signature), at any time and from time to time, all amendments to financing statements, assignments, continuation financing statements, termination statements, security agreements relating to intellectual property Collateral, account control agreements, collateral access agreements, landlord waivers and other documents and instruments, in form reasonably satisfactory to Secured Party, and to take such other action, in each case as Secured Party may reasonably request, to perfect and continue perfection of, maintain the priority of or provide notice of the security interest of Secured Party in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, each Grantor ratifies and authorizes the filing by Secured Party of (i) any financing statements filed prior to the date hereof, and (ii) any financing statements describing the Collateral as “all assets” or “all personal property.”

(b)           Each Grantor will cooperate with Secured Party in obtaining control (as defined in the UCC) of Collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chatter paper.

(c)           Upon request of the Secured Party, any Grantor will join with Secured Party in notifying any third party who has possession of any Collateral of Secured Party’s security interest therein and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party; provided, however, this Section 3(c) shall not apply with respect to any Collateral consisting of machines leased by individuals for the purpose of home healthcare treatments.

(d)           Upon request of Secured Party, any Grantor (i) shall cause certificates to be issued in respect of any uncertificated Pledged Collateral, (ii) shall exchange certificated Pledged Collateral for certificates of larger or smaller denominations, and (iii) shall cause any securities intermediaries to show on their books that Secured Party is the entitlement holder with respect to any Pledged Collateral.

(e)           Upon request of the Secured Party, no Grantor will create any chattel paper without placing a legend on the chattel paper acceptable to Secured Party indicating that Secured Party has a security interest in the chattel paper.

Section 4.   Representations and Warranties. Each Grantor represents and warrants to Secured Party that:

(a)           This Agreement creates a security interest which is enforceable against the Collateral in which each Grantor now has rights, and will create a security interest which is enforceable against the Collateral in which each Grantor hereafter acquires rights at the time such Grantor acquires any such rights; and (ii) Secured Party has a perfected and first priority security interest in the Collateral, in which each Grantor now has rights, and will have a perfected and first priority security interest in the Collateral in which such Grantor hereafter acquires rights at the time such Grantor acquires any such rights, in each case securing the payment and performance of the Obligations; provided, however, that with respect to Pledged Collateral consisting of the stock or other ownership of Persons organized outside of the United States, the security interest granted hereunder may not be perfected or enforceable under applicable foreign law, and, unless requested by Secured Party, no Grantor shall be required to take any action to cause such security interest to become first priority, perfected security interests in favor of Secured Party under applicable foreign law.

(b)           Each Grantor’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1; each Grantor’s jurisdiction of organization and organizational ID number is set forth in Schedule 1; each Grantor’s exact legal name is as set forth in the first paragraph of this Agreement; and all other locations where each Grantor conducts business or Collateral is kept (as of the date of this Agreement) are set forth in Schedule 1. All trade names and trade styles under which each Grantor conducts its business operations as of the date hereof are set forth in Schedule 2, and, except as set forth in Schedule 2, no Grantor has, at any time in the past:  (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

(c)           Each Grantor has rights in or the power to transfer the Collateral, and each Grantor is the sole and complete owner of the Collateral or has the right to use the Collateral pursuant to a valid and enforceable license, free from any Lien other than Permitted Liens.

(d)           All of each Grantor’s United States and foreign patents and patent applications, copyrights (registered and material unregistered), applications for copyright registrations, trademarks, service marks and trade names (registered and material unregistered), and applications for registration of such trademarks, service marks and trade names, are set forth in Schedule 2.

(e)           No control agreements exist with respect to any Collateral other than control agreements in favor of Secured Party.

(f)            No Grantor has or holds any chattel paper, letter-of-credit rights or commercial tort claims except as disclosed in writing to Secured Party.

(g)           The names and addresses of all financial institutions and other Persons at which any Grantor maintains its deposit and securities accounts, and the account numbers and account names of such accounts, are set forth in Schedule 1.

(h)           Schedule 3 lists each Grantor’s ownership interests in each of its Subsidiaries as of the date hereof.

(i)            Each Grantor is and will be the legal record and beneficial owner of all Pledged Collateral, and has and will have good and marketable title thereto.

(j)            Except as disclosed in writing to Secured Party, there are no Pledged Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Collateral. Each Pledged Collateral Agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof, has not been amended or modified, and is in full force and effect in accordance with its terms. To the best knowledge of each Grantor, there exists no violation or default under any Pledged Collateral Agreement by such Grantor or the other parties thereto. Each Grantor has not knowingly waived or released any of its rights under or otherwise consented to a departure from the terms and provisions of any Pledged Collateral Agreement.

(k)           No Grantor is or will become a lessee under any real property lease or party to any other agreement governing the location of Collateral at the premises of another Person pursuant to which the lessor or such other Person may obtain any rights in any of the Collateral except as disclosed in writing to Secured Party, and no such lease or other such agreement now prohibits, restrains, impairs or will prohibit, restrain or impair any Grantor’s right to remove any Collateral from the premises at which such Collateral is situated, except for the usual and customary restrictions contained in such leases of real property, and such other agreements.

Section 5.   Covenants. So long as any of the Obligations remain unsatisfied, each Grantor agrees that:

(a)           Each Grantor shall appear in and defend any action, suit or proceeding which may affect its title to, or right or interest in, Secured Party’s right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(b)           Each Grantor shall comply with all laws, regulations and ordinances, and all policies of insurance, relating to the possession, operation, maintenance and control of the Collateral.

(c)           Each Grantor shall give prompt written notice to Secured Party (and in any event not later than ten (10) days prior to any change described below in this subsection) of:  (i) any change in the location of such Grantor’s chief executive office or principal place of business; (ii) any change in the locations set forth in Schedule 1; (iii) any change in its name; (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; and (v) any change in its jurisdiction of organization; provided that no Grantor may locate any Collateral outside of the United States nor shall any Grantor change its jurisdiction of organization to a jurisdiction outside of the United States.

(d)           Each Grantor shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies (not Affiliates of any Grantor), insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried in accordance with sound business practice by companies engaged in the same or similar businesses and owning similar properties in the localities where any Grantor operates, and in any event in amount, adequacy and scope satisfactory to the Board of Directors of such Grantor. Insurance on the Collateral shall name the Secured Party as additional insured and as loss payee. Upon the request of Secured Party, any Grantor shall furnish Secured Party from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. Each Grantor shall also furnish to Secured Party from time to time upon the request of Secured Party a certificate of such Grantor’s insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid and that such policies are in full force and effect. All insurance policies required under this subsection (d) shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed without at least 30 days’ prior written notice (or 10 days’ prior written notice in the event of cancellation for non-payment of premium) to such Grantor and Secured Party. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle Secured Party to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this subsection (d) or otherwise to obtain similar insurance in place of such policies, in each case at the expense of such Grantor. If the Collateral shall be materially damaged or destroyed, in whole or in part, by fire or other casualty, the affected Grantor shall give prompt notice thereof to Secured Party. Additionally, the affected Grantor shall in any event promptly give Secured Party notice of all reports made to insurance companies in respect of any claim in excess of $100,000.

No settlement on account of any loss covered by insurance shall be made for less than insured value without the consent of Secured Party.

(e)           Each Grantor shall keep accurate and complete books and records with respect to the Collateral, disclosing Secured Party’s security interest hereunder.

(f)            No Grantor shall surrender or lose possession of (other than to Secured Party), sell, lease, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except as expressly permitted by the Loan Documents.

(g)           Each Grantor shall keep the Collateral free of all Liens except Permitted Liens.

(h)           Each Grantor shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP.

(i)            Each Grantor shall maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by the Loan Documents.

(j)            Upon the request of Secured Party, each Grantor shall (i) immediately deliver to Secured Party, or its designated agent, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all documents and instruments, all certificated securities with respect to any Pledged Collateral, all letters of credit and all accounts and other rights to payment at any time evidenced by promissory notes, trade acceptances or other instruments, and (ii) cause certificates to be issued in respect of any uncertificated Pledged Collateral, (iii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any investment property, chattel paper, documents and letter-of credit rights, as Secured Party shall reasonably specify.

(k)           Each Grantor shall:  (i)  with such frequency as Secured Party may require, furnish to Secured Party such lists of customers and other information relating to the accounts and other rights to payment as Secured Party shall reasonably request; (ii) give only normal discounts, allowances and credits as to accounts and other rights to payment, in the ordinary course of business, according to normal trade practices utilized by such Grantor, and enforce all accounts and other rights to payment strictly in accordance with their terms, except that such Grantor may grant any extension of the time for payment or enter into any agreement to make a rebate or otherwise to reduce the amount owing on or with respect to, or compromise or settle for less than the full amount thereof, any account or other right to payment, in the ordinary course of business, according to normal and prudent trade practices utilized by such Grantor; and (iii) such Grantor shall upon the request of Secured Party (A) at any time, notify all or any designated portion of the account debtors and other obligors on the accounts and other rights to payment of the security interest hereunder, and (B) upon the occurrence and during the continuance of an Event of Default, notify the account debtors and other obligors on the accounts and other rights to payment or any designated portion thereof that payment shall be made directly to Secured Party or to such other Persons or locations as Secured Party shall specify.

(l)            Each Grantor shall, at such times as Secured Party shall reasonably request, prepare and deliver to Secured Party a report of all inventory, in form and substance satisfactory to Secured Party.

(m)          Each Grantor shall (i) notify Secured Party of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or Secured Party’s Lien thereon; (ii) furnish to Secured Party such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail; and (iii) upon reasonable request of Secured Party make such demands and requests for information and reports as such Grantor is entitled to make in respect of the Collateral.

(n)           If and when Grantor shall obtain rights to any new patents, trademarks, service marks, trade names or registered or material unregistered copyrights, otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, such Grantor (i) shall promptly notify Secured Party, as the case may be, thereof and (ii) hereby authorizes Secured Party, as the case may be, to modify, amend, or supplement Schedule 2 and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto. Such Grantor shall promptly execute and deliver appropriate documents (in form and substance reasonably satisfactory to Secured Party) with respect to any such current or future registered copyrights for recording in the U.S. Copyright Office.

(o)           Without limiting the generality of subsection (n), no Grantor shall register with the U.S. Copyright Office any unregistered copyrights (whether in existence on the date hereof or thereafter acquired, arising, or developed) unless such Grantor provides Secured Party, as the case may be, with written notice of its intent to register such copyrights not less than 30 days prior to the date of the proposed registration.

(p)           At the request of Secured Party, each Grantor will obtain from each Person from whom such Grantor leases any premises at which any Collateral is at any time present such collateral access, subordination, waiver, consent and estoppel agreements, as Secured Party may require, in form and substance satisfactory to Secured Party.

(q)           Each Grantor shall give Secured Party immediate notice of the acquisition of any instruments or securities, or the establishment of any new deposit account or any new securities account with respect to any Pledged Collateral.

(r)            (i) Each Grantor shall comply with all of its obligations under any Pledged Collateral Agreements to which it is a party and shall enforce all of its rights thereunder. (ii) Each Grantor will take all actions necessary to cause each Pledged Collateral Agreement relating to Collateral consisting of any and all limited liability and general partnership interests and limited liability company interests of any type or nature (“Partnership and LLC Collateral”)

to provide specifically at all times that: (A) no Partnership and LLC Collateral shall be a security governed by Article 8 of the applicable Uniform Commercial Code; and (B) no consent of any member, manager, partner or other Person shall be a condition to the admission as a member or partner of any transferee that acquires ownership of the Partnership and LLC Collateral as a result of the exercise by Secured Party of any remedy hereunder or under applicable law. Additionally, each Grantor agrees that no Partnership and LLC Collateral (A) shall be dealt in or traded on any securities exchange or in any securities market, (B) shall constitute an investment company security, or (C) shall be held by such Grantor in a securities account. (iii) Each Grantor shall not vote to enable or take any other action to:  (A) amend or terminate, or waive compliance with any of the terms of, any Pledged Collateral Agreement, certificate or articles of incorporation, bylaws or other organizational documents in any way that changes the rights of such Grantor with respect to any Partnership and LLC Collateral or other Collateral constituting investment property in a manner adverse to the Secured Party or that adversely affects the validity, perfection or priority of Secured Party’s security interest therein.

(s)           Each Grantor shall immediately notify Secured Party if such Grantor holds or acquires (i) any commercial tort claims, (ii) any chattel paper, including any interest in any electronic chattel paper, other than chattel paper arising in the ordinary course of such Grantor’s business in connection with leases by such Grantor to its customers of inventory, or (iii) any letter-of-credit rights.

(t)            In the event that any Grantor acquires rights in any Subsidiary after the date hereof, it shall deliver to Secured Party a completed supplement to Schedule 3, reflecting such new Subsidiary and such Grantor shall comply with the Section 5.02(m) of the Loan Agreement. Notwithstanding the foregoing, it is understood and agreed that the security interest of Secured Party shall attach to any such Subsidiary immediately upon such Grantor’s acquisition of rights therein and shall not be affected by the failure of such Grantor to deliver any such supplement to Schedule 3 or to comply with Section 5.02(m) of the Loan Agreement.

Section 6.   Rights of Secured Party.

(a)           Until Secured Party exercises its rights hereunder to collect the accounts and other rights to payment, each Grantor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the accounts and other rights to payment. At the request of Secured Party, upon the occurrence and during the continuance of any Event of Default, all remittances received by any Grantor shall be held in trust for Secured Party and, in accordance with Secured Party’s instructions, remitted to Secured Party or deposited to an account of Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer).

(b)           At the request of Secured Party, upon the occurrence and during the continuance of any Event of Default, Secured Party shall be entitled to receive all distributions and payments of any nature with respect to any Pledged Collateral or instrument Collateral, and all such distributions or payments received by any Grantor shall be held in trust for Secured Party and, in accordance with Secured Party’s instructions, remitted to Secured Party or deposited to an account designated by Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer). Further, upon the occurrence and during the continuance of any Event of Default any such distributions and payments with respect to any Pledged Collateral held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder, and Secured Party shall have the right, following prior written notice to the such Grantor, to vote and to give consents, ratifications and waivers with respect to any Pledged Collateral and instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if Secured Party were the absolute owner thereof; provided that Secured Party shall have no duty to exercise any of the foregoing rights afforded to it or them and shall not be responsible to such Grantor or any other Person for any failure to do so or delay in doing so.

Section 7.   Authorization; Secured Party Appointed Attorney-in-Fact. Secured Party shall have the right to, in the name of any Grantor, or in the name of Secured Party or otherwise, upon notice to but without the requirement of assent by such Grantor, and each Grantor hereby constitutes and appoints Secured Party (and any of Secured Party’s officers, employees or agents designated by Secured Party) as such Grantor’s true and lawful attorney-in-fact, with full power and authority to: (i) sign and file any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of Secured Party’s security interest in the Collateral (including any notices to or agreements with any securities intermediary); (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; (iii) give notices of control, default or exclusivity (or similar notices) under any account control agreement or similar agreement with respect to exercising control over deposit accounts or securities accounts; and (iv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of such Grantor, which Secured Party may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and Secured Party’s security interest therein and to accomplish the purposes of this Agreement. The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Secured Party agrees that, except upon and during the continuance of an Event of Default, the power of attorney, or any rights granted to Secured Party, pursuant to clauses (ii), (iii) and (iv), shall not be exercised. Each Grantor hereby ratifies, to the extent permitted by law, all that Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

Section 8.   Events of Default. Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:

(a)           Any “Event of Default” as defined in the Loan Agreement or in any other Loan Document shall have occurred and be continuing;

(b)           Any material impairment in the value of the Collateral or any impairment of the priority of Secured Party’s Lien hereunder.

(c)           Any levy upon, seizure or attachment of any of the Collateral, the aggregate value of which exceeds $100,000, which shall not have been rescinded or withdrawn.

(d)           Any loss, theft or substantial damage to, or destruction of, any material portion of the Collateral (unless within 10 days after the occurrence of any such event, the affected Grantor furnishes to Secured Party evidence satisfactory to Secured Party that the amount of any such loss, theft, damage to or destruction of the Collateral is fully insured under policies naming Secured Party as an additional named insured or loss payee).

Section 9.   Remedies.

(a)           Upon the occurrence and during the continuance of any Event of Default, Secured Party shall have, in addition to all other rights and remedies granted to it in this Agreement, the Guaranty or any other Loan Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, (i) Secured Party may peaceably and without notice enter any premises of any Grantor, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises of such Grantor or elsewhere, or, in the case of equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as Secured Party may determine; (ii) Secured Party may require any Grantor to assemble all or any part of the Collateral and make it available to Secured Party at any place and time designated by Secured Party, and may withdraw (or cause to be withdrawn) any and all funds and other Collateral from any deposit accounts or securities accounts; (iii) Secured Party may use or transfer any of any Grantor’s rights and interests in any intellectual property Collateral, by license, by sublicense (to the extent permitted by an applicable license) or otherwise, on such conditions and in such manner as Secured Party may determine (iv) Secured Party may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law); and (v) Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of any Grantor’s assets, without charge or liability to Secured Party therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as Secured Party deems advisable; provided, however, that Grantors shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party. Each Grantor recognizes that Secured Party may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption each Grantor hereby releases, to the extent permitted by law. Secured Party shall give each Grantor such notice of any private or public sales as may be required by the UCC or other applicable law.

(b)           For the purpose of enabling Secured Party to exercise its rights and remedies under this Section 9 or otherwise in connection with this Agreement, effective upon the occurrence and continuance of an Event of Default, each Grantor hereby grants to Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to such Grantor) to use, license or sublicense any intellectual property

Collateral to the extent such grant is not prohibited with respect to such intellectual property Collateral.

(c)           Secured Party shall not have any obligation to clean up or otherwise prepare the Collateral for sale. Secured Party shall not have any obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them, and Secured Party may release, modify or waive any Collateral provided by any other Person to secure any of the Obligations, all without affecting Secured Party’s rights against any Grantor. Each Grantor waives any right it may have to require Secured Party to pursue any third Person for any of the Obligations. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Secured Party sells any of the Collateral upon credit, the Grantors will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral, and the Grantors shall be credited with the proceeds of the sale.

(d)           To the extent any Grantor uses the proceeds of any of the Obligations to purchase Collateral, such Grantor’s repayment of the Obligations shall apply on a “first-in, first-out” basis so that the portion of the Obligations used to purchase a particular item of Collateral shall be paid in the chronological order the Grantors purchased the Collateral.

(e)           The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the fees, costs and expenses of Secured Party in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to Secured Party with respect to the Loan Documents (other than principal and interest); and second, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to the Grantors or otherwise disposed of in accordance with the UCC or other applicable law. Each Grantor shall remain liable to Secured Party for any deficiency which exists after any sale or other disposition or collection of Collateral.

Section 10.   Certain Waivers. Each Grantor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Secured Party’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

Section 11.   Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) two (2) days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at their respective addresses or facsimile numbers set forth below their names on the signature pages hereof, or, in all cases, as notified by such party from time to time at least ten (10) days prior to the effectiveness of such notice.

Section 12.   No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party.

Section 13.   Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Grantors, Secured Party and their respective successors and assigns. No Grantor may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Secured Party. Any such purported assignment, transfer, hypothecation or other conveyance by any Grantor without the prior express written consent of Secured Party shall be void. Each Grantor acknowledges and agrees that in connection with an assignment of, or grant of a participation in, the Obligations, Secured Party may assign, or grant participations in, all or a portion of its rights and obligations hereunder. Upon any assignment of Secured Party’s rights hereunder, such assignee or assignees shall have, to the extent of such assignment, all rights of Secured Party hereunder. Each Grantor agrees that, upon any such assignment, such assignee may enforce directly, without joinder of Secured Party, the rights of Secured Party set forth in this Agreement. Any such assignee shall be entitled to enforce Secured Party’s rights and remedies under this Agreement to the same extent as if it were an original secured party named herein.

Section 14.   Governing Law; Waiver of Jury Trial; Submission to Jurisdiction.

(a)           This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York (as permitted by Section 5-1401 of the New York General Obligations Law (or any similar successor provision)) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than New York.

(b)           THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF

ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, THIS WAIVER BEING A MATERIAL INDUCEMENT FOR EACH SUCH PARTY TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

(c)           For purposes of any suit, action or other legal proceeding relating to this Agreement or the other Loan Documents or the enforcement of any provision of this Agreement or the Loan Documents, each party hereto hereby expressly and irrevocably submits and consents to the exclusive jurisdiction of the courts of the State of New York sitting in the borough of Manhattan and the United States District Court for the Southern District of New York for the purposes of any such suit, action or legal proceeding, including to enforce any settlement, order or award; and agrees that such state and federal courts shall be deemed to be a convenient forum; and waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in such court any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that the Loan Documents or the subject matter thereof may not be enforced in or by such court.

(d)           Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section by the courts of the State of New York sitting in the borough of Manhattan or the United States District Court for the Southern District of New York and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of New York or any other jurisdiction.

Section 15.   Entire Agreement; Amendment. This Agreement and the other Loan Documents contain the entire agreement of the parties with respect to the subject matter hereof and supersede any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto. No amendment to this Agreement, or any waiver of any provision hereof, shall be effective unless it is in writing and signed by the Secured Party and (in the case of any amendment) the Grantors. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 16.   Severability. If any provision of this Agreement shall be prohibited by or invalid under any applicable law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

Section 17.   Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

Section 18.   Future Guarantors. At such time following the date hereof as any Subsidiary of the Borrower (an “Acceding Grantor”) is required to accede to the Guaranty and accede hereto pursuant to the terms of Section 5.02(m) of the Loan Agreement, such Acceding Grantor shall execute and deliver to the Agent an accession agreement substantially in the form of Annex 1 (the “Accession Agreement’), signifying its agreement to be bound by the provisions of this Agreement as a Grantor to the same extent as if such Acceding Grantor had originally executed this Agreement as of the date hereof.

Section 19.   Termination. Upon payment and performance in full of all Obligations (other than inchoate indemnity obligations and any other obligations which by their terms are to survive the termination of the Loan Documents), the security interest created under this Agreement shall terminate and Secured Party shall promptly execute and deliver to any Grantor such documents and instruments reasonably requested by such Grantor as shall be necessary to evidence termination of all security interests given by the Grantors to Secured Party hereunder.

[Signature Pages Following]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

GRANTOR:

AKSYS INTERNATIONAL, INC.

By	/s/ Laurence P. Birch
Name: Laurence P. Birch
Title: CEO

Address:

Two Marriot Drive
Lincolnshire, IL 60069
Attn:
Fax:	847-229-2080

With a copy to:

Keith S. Crow P.C.
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Fax: 312-861-2200

S-1

SECURED PARTY:

DURUS LIFE SCIENCES MASTER
FUND LTD.

By	/s/ Leslie Lake
Name: Leslie Lake
Title: Director

Address:

Durus Life Sciences Master Fund Ltd.
c/o International Fund Services (Ireland) Ltd.
3rd Floor, Bishops Square
Redmonds Hill
Dublin 2, Ireland
Attention: Susan Byrne
Fax: (011) 35-31-707-5013

With a copy to:

Gavin Grover, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105
Fax: 415-269-7522

And with a copy to:

Paul N. Roth, Esq.
Schulte, Roth & Zabel
919 Third Avenue
New York, New York 10022
Fax: 212-593-5955

S-2

SCHEDULE 1
to the Security Agreement

1.             Jurisdiction of Organization

2.             Organizational ID Number

3.             Chief Executive Office and Principal Place of Business

4.             Other locations where any Grantor conducts business or Collateral is kept

5.             Deposit Accounts and Security Accounts

1

SCHEDULE 2
to the Security Agreement

1.             Patents and Patent Applications.

2.             Copyrights (Registered and Unregistered) and Copyright Applications.

3.             Trademarks, Service Marks and Trade Names and Trademark, Service Mark and Trade Name Applications.

1

SCHEDULE 3
to the Security Agreement

PLEDGED SUBSIDIARIES

1.             Pledged Collateral consisting of interests in each limited liability company that is a subsidiary of any Grantor as follows:

Grantor	Subsidiary	Number of Units	Date of Issuance of Units

2.             Pledged Collateral consisting of interests in each general partnership, limited partnership, limited liability partnership or other partnership that is a subsidiary of any Grantor as follows:

Grantor	Subsidiary	Type of Partnership Interest (e.g., general, limited)	Date of Issuance or Formation	Number of Units or Other Ownership Interests

3.             Pledged Collateral consisting of capital stock of each corporate subsidiary of any Grantor being represented by stock certificates as follows:

Grantor	Subsidiary	Certificate No.	Certificate Date	No. and Class of Shares

1

ANNEX 1
to the Security Agreement

FORM OF ACCESSION AGREEMENT

To:

Re:

Ladies and Gentlemen:

This Accession Agreement is made and delivered pursuant to Section 18 of that certain Guarantor Security Agreement dated as of March 31, 2006 (as amended, modified, renewed or extended from time to time, the “Security Agreement”), made between each Grantor named in the signature pages thereof (each a “Grantor” and collectively, the “Grantors”), and Durus Life Sciences Master Fund Ltd., a Cayman Islands Exempted Company (the “Secured Party”). All capitalized terms used in this Accession Agreement and not otherwise defined herein shall have the meanings assigned to them in either the Security Agreement or the Loan Agreement.

The undersigned,                                 [insert name of acceding Grantor], a                                   [corporation, partnership, limited liability company, etc.], hereby acknowledges for the benefit of the Secured Party that it shall be a “Grantor” for all purposes of the Security Agreement effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 4 of the Security Agreement are true and correct as to the undersigned as of the date hereof.

Without limiting the foregoing, the undersigned hereby agrees to perform all of the obligations of a Grantor under, and to be bound in all respects by the terms of, the Security Agreement, including Section 5 thereof, to the same extent and with the same force and effect as if the undersigned were an original signatory thereto. The undersigned hereby grants to the Secured Party a security interest in all of the undersigned’s right, title and interest in, to and under all the Collateral, as security for the payment and performance of the Obligations.

Schedules 1, 2 and 3 to the Security Agreement is hereby amended by adding Schedule 1, 2, and 3 attached hereto to the Security Agreement. [Attach hereto completed Schedules 1, 2 and 3  in the form of Schedules 1, 2 and 3 attached to the Security Agreement.]

This Accession Agreement shall constitute a Loan Document under the Loan Agreement.

This Accession Agreement shall be construed in accordance with and governed by the internal laws of the State of New York (as permitted by Section 5-1401 of the New York General Obligations Law (or any similar successor provision)) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.

1

IN WITNESS WHEREOF, the undersigned has executed this Accession Agreement, as of the date first above written.

[GRANTOR]

By
Title

2